UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 21, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Ixia (the “Company”) approved the Ixia 2016 Senior Officer Bonus Plan (the “Plan”) under which certain designated senior officers of the Company, including all of the Company’s executive officers as of the date of adoption of the Plan (collectively, the “Eligible Officers”), are eligible to earn cash bonuses for the Company’s 2016 fiscal year based on the Company’s 2016 financial performance. The Plan provides that the Committee may, from time to time, designate additional senior officers of the Company and/or of its subsidiaries as “Eligible Officers” who are eligible to participate in the Plan.

Bonus Pool. As soon as reasonably practicable following the end of the Company’s 2016 fiscal year, the Company will determine, in accordance with the terms of the Plan and as described below, the funding (if any) for a cash bonus pool (the “Bonus Pool”) for the payment of bonuses to (i) Eligible Officers under the Plan and (ii) certain other employees of the Company who are eligible to participate in a separate employee bonus plan for 2016 (the “Employee Plan”). The Bonus Pool will also be used to discharge the Company’s liability for any taxes (e.g., FICA, FUTA, and similar taxes) due and payable by the Company with respect to any bonuses paid or payable by the Company under the Plan and the Employee Plan (collectively, “Employer Taxes”).

The amount of the Bonus Pool funding (if any) will be calculated based on the Company’s “adjusted margin” for 2016 (“2016 Adjusted Margin”), which is defined as the ratio (expressed as a percentage) of the Company’s “adjusted income” for its 2016 fiscal year to the Company’s consolidated revenues for its 2016 fiscal year, excluding any revenues directly resulting from acquisitions completed during 2016 (“2016 Revenue”). For purposes of the Plan, “adjusted income” means the Company’s operating income from continuing operations, subject to certain adjustments to (i) add back amounts paid or payable from the Bonus Pool, (ii) exclude the effect of acquisitions, and (iii) exclude any equity incentive compensation expenses, restructuring charges, impairment charges, acquisition-related amortization and other M&A-related charges, costs and expenses incurred in connection with or related to litigation or investigations arising outside the Company’s ordinary course of business, costs and expenses that are unusual in nature or infrequent in occurrence, and similar charges or income.

For purposes of the Plan, the Committee has supplementally determined a threshold level of 2016 Adjusted Margin (the “Threshold Margin”) and a target level of 2016 Adjusted Margin (the “Target Margin”). If 2016 Adjusted Margin does not exceed the Threshold Margin, then the Bonus Pool will not be funded. If 2016 Adjusted Margin exceeds the Threshold Margin, then the amount of the Bonus Pool will be calculated in accordance with a formula that takes into account, among other factors, the extent by which 2016 Adjusted Margin exceeds the Threshold Margin and, if applicable, the Target Margin, and the amount of 2016 Revenue. Provided the Threshold Margin is exceeded, higher levels of 2016 Adjusted Margin and/or 2016 Revenue will generally increase the amount of the Bonus Pool funding.

Available Bonus Pool. The amount (if any) available for the payment of bonuses under the Plan (the “Available Bonus Pool”) will be equal to the amount of any Bonus Pool less (i) bonuses that have been or will be paid under the Employee Plan and (ii) Employer Taxes. The portion of any Bonus Pool allocable to the Employee Plan will generally be proportionate to the sum of the target bonuses for all individuals eligible to receive bonuses under the Employee Plan as compared to the sum of the target bonuses for all individuals eligible to receive bonuses under the Employee Plan and all Eligible Officers eligible to receive bonuses under the Plan.

The Committee may also, in its sole discretion, reduce the amount of the Available Bonus Pool before bonuses are calculated.

Bonus Calculations. If the Available Bonus Pool is funded, the Company will calculate the “Annual Bonus Opportunity” for each Eligible Officer by multiplying the salary he or she earned for 2016 by his or her “bonus percentage” as set forth in the Plan (or as later established by the Committee for any additional individuals designated by the Committee as Eligible Officers for purposes of the Plan). The bonus percentages set forth in the Plan include 100% for Bethany Mayer, President and Chief Executive Officer; 75% for Errol Ginsberg, Chief Innovation Officer; 70% for each of Brent Novak, Chief Financial Officer, and Alexander Pepe, Chief Operating Officer; and 60% for Christopher Williams, Senior Vice President, Human Resources (such individuals, collectively, the “Named Executive Officers”).

Each Eligible Officer’s bonus will then be calculated by (i) dividing his or her Annual Bonus Opportunity by the sum of all Annual Bonus Opportunities for all Eligible Officers then entitled to receive bonuses under the Plan and (ii) multiplying that amount by the amount of the Available Bonus Pool. However, in no event may an Eligible Officer’s bonus exceed 200% of his or her Annual Bonus Opportunity.

Target and Maximum Bonuses for Named Executive Officers. The following table sets forth, based on certain assumptions and expectations, the target and maximum bonuses that may be earned by the Named Executive Officers under the Plan. In the event the Bonus Pool is funded, the bonus amounts actually earned by each Named Executive Officer will depend on a number of factors, including, without limitation, (i) 2016 Adjusted Margin, (ii) 2016 Revenue, (iii) the amount by which the Bonus Pool is reduced for bonuses paid or payable under the Employee Plan and for Employer Taxes, (iv) the total amount of the Annual Bonus Opportunities for all Eligible Officers, (v) the actual salaries earned by the Named Executive Officers for 2016, and (vi) whether the Committee exercises its discretion to reduce the amount of the Available Bonus Pool.

Target and Maximum Bonuses

Named Executive Officer	Title	Target Bonus(1)	Maximum Bonus(2)
Bethany Mayer	President and Chief Executive Officer	$680,000	$1,360,000
Errol Ginsberg	Chief Innovation Officer	361,875	723,750
Brent Novak	Chief Financial Officer	270,375	540,750
Alexander Pepe	Chief Operating Officer	262,500	525,000
Christopher Williams	Senior Vice President, Human Resources	172,500	345,000

(1)	Each Named Executive Officer’s target bonus is equal to his or her expected Annual Bonus Opportunity, which is calculated by multiplying the salary that he or she is expected to earn for 2016 by his or her bonus percentage as set forth in the Plan.
(2)	Each Named Executive Officer’s maximum bonus is equal to 200% of his or her target bonus as set forth in this table.

Payment of Bonuses. Any bonuses that become payable under the Plan will be paid on or before March 15, 2017. All bonus payouts under the Plan are subject to the prior approval of the Committee.

Clawback Provision; Recoupment. The Plan provides that if bonuses are paid or payable under the Plan and the Company’s consolidated financial statements for 2016 are restated or the Company announces that such statements will be restated, in either case to reflect a less favorable financial condition or less favorable results of operations than those previously determined and/or reported, the Committee may in its discretion determine not to pay, to delay the payment of, or to reduce or recover all or a portion of any bonus payable or paid to any Eligible Officer pursuant to the Plan. The foregoing right of recovery will remain in effect through the third anniversary of the date in 2017 on which any such bonuses are paid.

The Plan also provides that any bonuses paid under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by applicable law.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan included as Exhibit 10.1 in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Ixia 2016 Senior Officer Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: March 25, 2016	By:	/s/ Matthew S. Alexander
Matthew S. Alexander
Senior Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Ixia 2016 Senior Officer Bonus Plan

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